UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d)

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): November 25, 2015

Imation Corp.

(Exact name of registrant as specified in its charter)

DELAWARE	1-14310	41-1838504
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification Number)

1 IMATION WAY OAKDALE, MINNESOTA	55128
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (651) 704-4000

None

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.02. Termination of a Material Definitive Agreement.

On November 25, 2015, Imation Corp. (the “Company”) terminated the Amended and Restated Credit Agreement, dated August 3, 2010, among Imation Corp., Imation Enterprises Corp. and Imation Europe B.V., as borrowers, Bank of America, N.A., as administrative agent and l/c issuer, and a Consortium of Lenders (as amended, the “Credit Agreement”). The Credit Agreement provided for a senior revolving credit facility (the “Credit Facility”) that allowed the Company to borrow amounts up to a maximum of $100 million, including sublimits of $80 million in the United States and $20 million in Europe. Borrowings in both the United States and Europe were limited to the lesser of the sublimits and the borrowing base, as defined in the Credit Agreement. Upon termination, the Company paid an aggregate of approximately $10.4 million (the “Payoff Amount”) to fulfill its obligations under the Credit Facility. No early termination penalty was incurred by the Company in connection with the termination.

The Company’s U.S. obligations under the Credit Agreement were guaranteed by the material domestic subsidiaries of the Company (the “Guarantors”) and were secured by a first priority lien (subject to customary exceptions) on the real property comprising the Company’s corporate headquarters and all of the personal property of the Company, Imation Enterprises Corp., and the Guarantors. The Company’s European obligations under the Credit Agreement were secured by a first priority lien on substantially all of the material personal property of the Imation Europe B.V. These liens were released upon payment of the Payoff Amount.

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On November 25, 2015, the Company and Scott J. Robinson, the Chief Financial Officer of the Company, entered into a Separation Agreement pursuant to which Mr. Robinson resigned his employment with the Company effective as of November 25, 2015. Under the Separation Agreement, Mr. Robinson will receive severance in the amount of $300,548 in lieu of any other rights or benefits under any Company benefit plan or agreement, including without limitation, the Amended and Restated Severance and Change of Control Agreement dated November 24, 2014 between Mr. Robinson and the Company. Pursuant to the Separation Agreement, Mr. Robinson has agreed to provide consulting services to the Company between November 30, 2015 and December 31, 2015 for compensation of $162.50 per hour plus reasonable expenses. Mr. Robinson also agreed to execute a general release of all claims against the Company. A copy of the Separation Agreement has been filed as Exhibit 10.1 to this Current Report on Form 8-K. The summary description of the Separation Agreement does not purport to be complete and is qualified in its entirety by reference to the Separation Agreement, which is incorporated herein by reference.

Effective November 25, 2015, the Board of Directors appointed Barry L. Kasoff, 58, the Company’s Chief Restructuring Officer to also serve as the Company’s Interim Chief Financial Officer. The Company had previously announced the appointment of Mr. Kasoff to serve as Interim President in a Current Report on Form 8-K filed with the SEC on August 19, 2015, at which time the Company also reported the information required by Items 401(b), 401(d) and 401(e) of Regulation S-K. Mr. Kasoff was Interim President of Imation from August 19, 2015 to October 14, 2015 at which time he was appointed Chief Restructuring Officer. Mr. Kasoff’s compensation will remain unchanged for his additional services as Interim Chief Financial Officer.

Other than as described herein, there are no arrangements or understandings between Mr. Kasoff and any other persons pursuant to which Mr. Kasoff was selected as Interim Chief Financial Officer. Mr. Kasoff does not have a direct or indirect material interest in any currently proposed transaction to which the Company is to be a participant in which the amount involved exceeds $120,000, and Mr. Kasoff has not had a direct or indirect material interest in any such transaction since the beginning of the Company’s last fiscal year except as follows: Pursuant to a Consulting Agreement between the Company and Realization Services, Inc. (“RSI”) dated August 12, 2015 and subsequent amendments (the “RSI Agreement”), RSI is performing consulting services for the Company from August 8, 2015 to March 18, 2016, unless terminated by the Company, including assisting the Company with a review and assessment of the Company’s business and the formulation of a business plan to enhance shareholder value going forward. Mr. Kasoff is President of RSI. Prior to being appointed as Interim President of the Company, RSI received consulting fees of $85,000 per week from the Company under the terms of the Agreement, plus up to an additional $225,000 for enhanced services for the period from August 26, 2015 through September 18, 2015. Effective September 19, 2005, RSI will receive consulting fees up to $125,000 per week for the remaining term of the Agreement. For the period from November 17, 2015 to December 31, 2015, RSI will receive an additional fee of up to $300,000 for additional services related to the Company’s Nexsan and IronKey businesses.

Item 8.01. Other Events.

On November 18, 2015, in response to a request from Collins Alternative Solutions Fund, Clinton Relational Opportunity Master Fund LP, Joseph De Perio, GEH Capital Inc., and Clinton Long Short Equity Fund (together the “Clinton Group”), the Board of Directors granted a waiver under the Company’s 382 Rights Agreement (the “Agreement”) that will permit the Clinton Group to acquire up to 9.99% of the Company’s total shares outstanding in one or more purchases from time to time without triggering the Agreement. Pursuant to the terms of the Agreement, the Board of Directors determined that such purchases would not, directly or indirectly, jeopardize or endanger the availability to the Company of the Tax Benefits (as defined in the Agreement), and therefore, that any such purchases will be an Exempt Transaction (as defined in the Agreement) and will not result in the Clinton Group becoming an Acquiring Person (as defined in the Agreement) or give rise to a Triggering Event or a Distribution Date (as those terms are defined in the Agreement). Mr. De Perio, Chairman of the Board of Directors, abstained from voting on this matter.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits

10.1	Separation Agreement dated as of November 25, 2015, between the Company and Scott J. Robinson.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Imation Corp.
(REGISTRANT)

Date: November 25, 2015	By:	/s/ John P. Breedlove
John P. Breedlove
Vice President, General Counsel & Corporate Secretary

EXHIBIT INDEX

Exhibit Number	Description of Exhibit

10.1	Separation Agreement dated as of November 25, 2015, between the Company and Scott J. Robinson.

5